3,500
3,000
2,500
$3,409
$3,236
$3,152
$3,204
$3,162
$2,817
$2,769
2004
2005
2006
2007
2008
2009
2010

NALCO

1
EBITDA Gains and Stable FCF Fuel Leverage Reduction
Net Debt
Adjusted EBITDA includes adjustments for restructuring, significant pension settlement charges, loss on early extinguishment of debt, significant gains on divestitures, in-process R&D and impairment of goodwill
* Trailing 4 Quarters
2004 2005 2006 2007 2008 2009 June 2010
Cash 33 $        31 $       37 $       120 $    62 $       128 $    $  149
Total Debt 3,443      3,267    3,189    3,324    3,223    2,944    2,918
Net Debt 3,409      3,236    3,152    3,204    3,162    2,817    2,769
Adjusted EBITDA 481         581        631        673        695        659        743               *
Net Debt / Adj EBITDA 7.1x 5.6x 5.0x 4.8x 4.5x 4.3x 3.7x
Exhibit 99.1

Debt Maturity Profile
•
2009:  Strong cash generating ability enabled Nalco to extend debt maturities
•
2010:  Address market opportunities to reduce interest rates
$0
$200
$400
$600
$800
$1,000
$1,200
$1,400
2010 2011 2012 2013 2014 2015 2016 2017
8.875% Sr Sub  Notes 9.0% Eur Sr Sub Notes
9.0% Holdco Sr Disc Notes TLC-1 (2016)
RCF AR Facility
8.25% Sr Notes TLC (2016)
TL B-1 (2017)